UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 16, 2012, Warner Music Group Corp. issued a press release announcing the commencement of (i) an exchange offer pursuant to which they are offering to exchange $150 million in aggregate principal amount of WMG Holdings Corp.’s 13.75% Senior Notes due 2019 (the “New Holdings Notes”), which have been registered under the Securities Act, for equal principal amounts of WMG Holdings Corp.’s outstanding 13.75% Senior Notes due 2019 (the “Old Holdings Notes”) and (ii) an exchange offer pursuant to which they are offering to exchange $765 million in aggregate principal amount of WMG Acquisition Corp.’s 11.50% Senior Notes due 2018 (the “New Acquisition Notes”), which have been registered under the Securities Act, for equal principal amounts of WMG Acquisition Corp.’s outstanding 11.50% Senior Notes due 2018 (the “Old Acquisition Notes”).

WMG Holdings Corp. and WMG Acquisition Corp. will accept for exchange any and all Old Holdings Notes and Old Acquisition Notes, respectively, validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on April 16, 2012, which is the expiration date of the exchange offers, unless the exchange offers are extended by WMG Holdings Corp. or WMG Acquisition Corp, as applicable.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release issued by Warner Music Group Corp. on March 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul Robinson
Paul Robinson EVP and General Counsel

Date: March 16, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Warner Music Group Corp. on March 16, 2012.